      As filed with the Securities and Exchange Commission on June 4, 1999
                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                           KELLSTROM INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                               13-3753725
        (State or other juris-                      (I.R.S. Employer
        diction of incorporation                    Identification
        or organization)                                Number)

                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323
                                 (954) 845-0427

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                KELLSTROM INDUSTRIES, INC. 1998 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENTS
                            (full title of the plan)
                                 --------------
                                 ZIVI R. NEDIVI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           KELLSTROM INDUSTRIES, INC.
                           1100 INTERNATIONAL PARKWAY
                             SUNRISE, FLORIDA 33323
                                 (954) 845-0427

         (Name, address, including zip code, and telephone number, including area code, of agent for service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                                 BRUCE I. MARCH
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                     450 EAST LAS OLAS BOULEVARD, SUITE 950
                         FORT LAUDERDALE, FLORIDA 33301
                                 (954) 463-2700
                                    ---------


                                          CALCULATION OF REGISTRATION FEE
=====================================================================================================================
                                                 Proposed maximum        Proposed maximum
Title of Securities      Amount to be            offering price per      aggregate offering       Amount of
to be registered         registered              share                   price                    registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001      175,000 shares(1)          $17.88(2)             $ 3,129,000               $  869.86
par value per share
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.001      542,000 shares(3)          $16.00(4)             $ 8,672,000               $2,410.82
par value per share
---------------------------------------------------------------------------------------------------------------------
TOTAL:                   717,000 shares                                   $11,801,000               $3,280.68
=====================================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals. This subtotal represents the number of shares authorized to be issued under the Kellstrom Industries, Inc. 1998 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended (the "Act"), based on the average (calculated to the nearest cent) of the high and low prices of the Common Stock as reported on the NASDAQ National Market on May 28, 1999.

(3) The subtotal represents the number of shares issuable upon exercise of presently outstanding options (options that have been granted as of the date of this Registration Statement) issued pursuant to Stock Option Agreements between the Company and certain optionholders.

(4) Estimated solely for the purpose of calculating the registration fee which was computed in accordance with Rule 457(h) of the Act, based on the average exercise price (rounded to the nearest cent) at which the options outstanding whose exercise will result in the issuance of shares being registered may be exercised.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Kellstrom Industries, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed on March 31, 1999.

         (b) The Company's Definitive Proxy Statement on Schedule 14A, filed on April 30, 1999.

         (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, filed on May 14, 1999.

         (d)      The Company's Current Report on Form 8-K filed on January 14,
1999.

         (e)      The Company's Current Report on Form 8-K/A filed on March 16,
1999.

         (f) The description of the Company's Common Stock included in the Company's Registration Statement on Form S-3, as amended (File No. 333-52913).

         In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

         Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         The Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), includes a provision eliminating such personal liability. The Certificate of Incorporation, as well as the By-Laws of the Company, provide for the indemnification of the officers and directors of the Company to the fullest extent permitted under the GCL. In addition, the Company has executed agreements with the officers and directors of the Company that require the Company to indemnify such individuals for liabilities incurred by them because of an act, omission, neglect or breach of duty committed while acting in the capacity of an officer or director. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable.

ITEM 8.           EXHIBITS

  4.1 Kellstrom Industries, Inc. 1998 Stock Option Plan (incorporated by reference to Annex A of the Definitive Proxy Statement on Schedule 14A relating to the 1999 Annual Meeting of Stockholders filed on April 30, 1999).

  4.2             Form of Stock Option Agreement.

    5             Opinion of Akerman, Senterfitt & Eidson, P.A.

 23.1             Consent of KPMG LLP.

 23.2             Consent of Akerman, Senterfitt & Eidson, P.A. (included in
                  Exhibit 5).

   24             Power of Attorney (see signature page).

ITEM 9.           UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sunrise, State of Florida on this 4th day of June, 1999.

                                KELLSTROM INDUSTRIES, INC.



                                By: /s/ Zivi R. Nedivi
                                   -------------------------------------------
                                    Zivi R. Nedivi
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below and on the following page constitutes and appoints Zivi
R. Nedivi and Michael Wallace as his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority of do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                     Title                                Date

/s/ Zivi R. Nedivi            President, Chief Executive       June 4, 1999
-------------------           Officer and Director
Zivi R. Nedivi                (Principal Executive
                              Officer)

/s/ Yoav Stern                Chairman of the Board of         June 4, 1999
-------------------           Directors
Yoav Stern

/s/ Michael Wallace           Chief Financial Officer          June 4, 1999
-------------------           (Principal Financial and
Michael Wallace               Accounting Officer)

/s/ Niv Harizman              Director                         June 4, 1999
-------------------
Niv Harizman

                              Director                         June __, 1999
-------------------
David Jan Mitchell

                              Director                         June __, 1999
-------------------
General William Lyon

/s/ Admiral William J.        Director                         June 4, 1999
Crowe, Jr.
-------------------
Admiral William J. Crowe,
Jr.

                                INDEX TO EXHIBITS




Exhibit
  No.             Description
-------           -----------

  4.1             Kellstrom Industries, Inc. 1998 Stock Option Plan
                  (incorporated by reference to Annex A of the Definitive Proxy
                  Statement on Schedule 14A relating to the 1999 Annual Meeting of Stockholders filed on April 30, 1999).

  4.2             Form of Stock Option Agreement

  5               Opinion of Akerman, Senterfitt & Eidson, P.A.

 23.1             Consent of KPMG LLP.

 23.2             Consent of Akerman, Senterfitt & Eidson, P.A. (included in
                  Exhibit 5).

 24               Power of Attorney (see signature page).






                                        7